Exhibit 16.2

Accountants and Business Advisors	Grant Thornton
April 13, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Global Employment Holdings, Inc.
File No. 000-51737
Dear Sir or Madam:
We have read Item 4.01, which incorporates section 14 of Item 2.01 by reference, of Form 8-K of Global Employment Holdings, Inc. dated April 4, 2006, and do not believe it is necessary or appropriate that Grant Thornton LLP be referenced.
Very truly yours,
/s/ Grant Thornton LLP
707 Seventeenth Street, Suite 3200
Denver, Colorado 80202
T 303.813.4000
F 303.839.5711 Audit
F 303.839.5701 Tax
W www.grantthornton.com
Grant Thornton LLP
US Member of Grant Thornton International